ARTICLES OF MERGER
                                       OF
                    WLFI MERGER, INC., a Florida Corporation
                                      INTO
                 WINSLOEW FURNITURE, INC., a Florida corporation

Pursuant to the provisions of Sections 607.1101, 607.1103, and 607.1105 of the Florida Business Corporation Act (the "FBCA"), WINSLOEW FURNITURE, INC. (the "Company"), WLFI HOLDINGS, INC. ("Holdings"), a wholly owned subsidiary of the Company, and WLFI MERGER, INC. ("Merger Sub"), a wholly owned subsidiary of Holdings, hereby adopt the following Articles of Merger for the purpose of merging Merger Sub with and into the Company and the Company will be the surviving corporation ("Surviving Corporation") of the Merger (the "Merger").

FIRST: The Agreement and Plan of Merger (the "Agreement") dated the
27th day of April, 2001 pursuant to Section 607.1101 of the FBCA is attached hereto as Exhibit "A" as if fully set forth herein.

SECOND: The Merger shall be effective as of the date of filing of these Articles of Merger with the Secretary of State of Florida (the "Effective Time").

THIRD: At the Effective Time, by virtue of the Merger and without any action on the part of Holdings, Merger Sub, the Company or the holders of any of the following securities, pursuant to these Articles of Merger, the Agreement and the FBCA:

(i) each share, or fraction thereof, of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any shares of Company Common Stock to be cancelled pursuant to (ii) and (iii) below shall be deemed converted into one share, or fraction thereof, of common stock, par value $.01 per share, of Holdings ("Holdings Common Stock") (the "Common Stock Merger Consideration");

(ii) any shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who have exercised and perfected dissenters' rights for such shares of Company Common Stock in accordance with the FBCA and who have not otherwise waived such rights (collectively, the "Dissenting Shares") shall be cancelled and extinguished without any conversion thereof and payment shall be made by the Company to the holders of such Dissenting Shares in accordance with Sections 637.1301, 637.1302 and 637.1320 of the FBCA;

(iii) each share, or fraction thereof, of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto;

(iv) each share of common stock, par value $0.01 per share, of Merger
Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation; and

(v) each share of Holdings Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and no payment or distribution shall be made with respect thereto.

The Merger shall have the effects set forth in Section 607.1106 of the Act, and all property, rights, privileges, policies and franchises of each of the Merger Sub and the Company shall vest in the Surviving Corporation and all debts, liabilities and duties of each of the Merger Sub and the Company shall become the debts, liabilities and duties of the Surviving Corporation.

FOURTH: At the Effective Time, the Articles of Incorporation of the
Company shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

FIFTH: At the Effective Time, the By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law and such By-Laws.

SIXTH: The directors of the Company immediately prior to the Effective
Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified. The officers and directors of the Surviving Corporation are attached hereto as Exhibit "B".

SEVENTH: The Agreement was approved by (i) the unanimous vote of the Board of Directors of the Company, Merger Sub and Holdings on April 27, 2001, and (ii) the vote of the holders of at least a majority of the outstanding shares of common stock of the Company, Merger Sub and Holdings.

(Signatures appear on the following page)

IN WITNESS WHEREOF, each of the Company, Merger Sub and Holdings have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by an authorized officer, on this the 27th day of April, 2001.


                               WLFI HOLDINGS, INC.

                        --------------------------------
                                By: Bobby Tesney
                             Its: President and CEO


                                WLFI MERGER, INC

                        ---------------------------------
                                By: Bobby Tesney
                             Its: President and CEO


                            WINSLOEW FURNITURE, INC.

                       ----------------------------------
                                By: Bobby Tesney
                             Its: President and CEO

                                    EXHIBIT B

               OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION


DIRECTORS

Robert G. Calton                   Director
William F. Kaczynski, Jr.          Director
Walter J. Olson, III               Director
Earl W. Powell                     Director
David M. Solomon                   Director
Bobby  Tesney                      Director



OFFICERS

Earl W. Powell                     Chairman of the Board
Bobby  Tesney                      Chief Executive Officer
                                   President
Marilyn D. Kuffner                 Secretary
William F. Kaczynski, Jr.          Vice President
Vincent A. Tortorici, Jr.          Vice President
Jerry C. Camp                      Executive Vice President - Casual Furniture
Terry  Charcandy                   Vice President - Human Resources
Stewart  Long                      Executive Vice President - Contract Seating
Rebecca  Patterson                 Chief Information Officer
Rick J. Stephens                   Vice President - Operations
Vincent A. Tortorici, Jr.          Assistant Secretary
                                     Chief Financial Officer